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EXHIBIT 99.1

DOWNEY FINANCIAL CORP.
N E W S R E L E A S E	For further information contact: Brian E. Côté Chief Financial Officer (949) 509-4420

DOWNEY FINANCIAL CORP. ANNOUNCES THIRTEEN
MONTH SELECTED FINANCIAL DATA

          Newport Beach, California — May 15, 2008 — Downey Financial Corp. (NYSE: DSL) today released monthly selected financial data for the thirteen months ended April 30, 2008.

          Downey Financial Corp. is the parent company of Downey Savings and Loan Association, F.A., with assets of $13.1 billion and 169 branches throughout California and five in Arizona.

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DOWNEY FINANCIAL CORP. AND SUBSIDIARIES
Monthly Selected Financial Data (Unaudited)

(Dollars in Thousands)	Apr. 30, 2008	Mar. 31, 2008	Feb. 29, 2008	Jan. 31, 2008	Dec. 31, 2007	Nov. 30, 2007	Oct. 31, 2007	Sep. 30, 2007	Aug. 31, 2007	Jul. 31, 2007	Jun. 30, 2007	May 31, 2007	Apr. 30, 2007

Balance sheet summary
Total assets	$13,145,120	$13,131,349	$13,415,108	$13,555,878	$13,409,057	$13,535,656	$14,182,233	$14,417,717	$14,366,680	$14,657,661	$14,902,970	$15,001,085	$15,140,169
Loans receivable held for investment, net	10,674,245	10,616,503	10,794,894	10,943,458	11,033,160	11,324,527	11,477,114	11,601,845	11,725,121	11,921,877	12,204,200	12,441,979	12,716,549
Loans held for sale, at lower of cost or fair value	106,635	109,253	116,632	86,075	103,384	79,245	104,265	90,228	94,912	145,190	187,752	232,917	309,782
MBS available for sale, at fair value	108	109	110	111	111	111	111	112	113	114	114	115	116
Cash, investment securities and FHLB stock	1,689,314	1,763,273	1,873,535	1,935,470	1,710,583	1,690,570	2,173,884	2,299,959	2,145,314	2,209,551	2,139,340	1,956,838	1,769,031
Deposits	10,062,116	10,244,289	10,310,251	10,338,286	10,496,041	10,612,031	10,616,627	10,662,618	10,804,339	11,005,347	11,246,806	11,292,781	11,405,411
FHLB advances and other borrowings	1,752,122	1,537,602	1,507,585	1,355,679	1,197,100	1,194,828	1,576,505	1,875,217	1,769,081	1,772,685	1,691,917	1,638,500	1,954,340
Senior notes	198,510	198,494	198,477	198,461	198,445	198,429	198,413	198,398	198,382	198,367	198,351	198,335	198,320
Non-performing assets as a % of total assets
Performing troubled debt restucturings (a)	4.59%	4.49%	4.12%	3.57%	2.99%	2.05%	1.09%	0.67%	0.31%	0.04%	-%	-%	-%
All other non-performing assets	8.65	7.41	6.63	5.55	4.78	3.72	2.77	2.27	1.96	1.77	1.53	1.30	1.04

Total non-performing assets	13.24%	11.90%	10.75%	9.12%	7.77%	5.77%	3.86%	2.94%	2.27%	1.81%	1.53%	1.30%	1.04%
Loan activity for the month ended
Loans for investment portfolio:
Originations and purchases:
Residential one-to-four units	$281,780	$232,127	$75,740	$127,459	$192,208	$98,410	$103,877	$165,724	$171,857	$94,681	$204,552	$236,340	$258,060
All other	14,949	1,175	1,513	694	19,915	10,862	905	738	7,755	8,250	4,395	7,871	2,610
Repayments	(169,952)	(174,645)	(192,639)	(185,658)	(276,819)	(240,038)	(231,005)	(223,419)	(370,405)	(385,801)	(453,893)	(533,008)	(503,098)
Loans for sale:
Originations and purchases	73,748	83,090	90,150	64,116	59,626	59,159	73,268	64,144	71,983	108,704	123,511	172,508	198,852
Sales	(78,706)	(89,024)	(58,158)	(81,805)	(33,284)	(84,441)	(58,183)	(66,137)	(120,636)	(150,547)	(166,223)	(247,338)	(156,379)
Mortgage loans serviced for others
Total	$5,449,562	$5,431,475	$5,462,334	$5,549,517	$5,525,357	$5,553,615	$5,608,891	$5,622,331	$5,743,797	$5,898,401	$6,002,907	$5,968,713	$6,004,347
With capitalized mortgage servicing rights: (b)
Amount	2,436,523	2,428,098	2,416,947	2,431,570	2,436,278	2,429,506	2,418,279	2,419,432	2,418,387	2,409,926	2,383,290	2,374,452	2,345,736
Weighted average interest rate	5.87%	5.88%	5.88%	5.88%	5.88%	5.86%	5.85%	5.83%	5.81%	5.80%	5.79%	5.79%	5.78%
Interest rate spread data (c)
Weighted average yield:
Loans and MBS	6.96%	7.10%	7.22%	7.31%	7.41%	7.45%	7.42%	7.45%	7.47%	7.46%	7.49%	7.55%	7.58%
Investment securities (d)	4.99	5.01	5.03	5.03	5.09	5.23	5.41	5.50	5.52	5.51	5.45	5.34	5.37

Interest-earning assets yield	6.73	6.84	6.93	7.00	7.14	7.18	7.12	7.15	7.19	7.18	7.22	7.28	7.34

Weighted average cost:
Deposits	3.25	3.47	3.69	3.87	3.92	3.93	3.97	3.96	3.94	3.97	3.97	3.96	3.96
FHLB advances and other borrowings (e)	3.25	3.46	4.31	4.89	5.61	5.75	5.68	5.71	5.80	5.93	5.94	5.97	5.83
Senior notes	6.50	6.50	6.50	6.50	6.50	6.50	6.50	6.50	6.50	6.50	6.50	6.50	6.50

Combined funds cost	3.31	3.52	3.82	4.03	4.14	4.16	4.23	4.26	4.24	4.28	4.26	4.25	4.27

Interest rate spread	3.42%	3.32%	3.11%	2.97%	3.00%	3.02%	2.89%	2.89%	2.95%	2.90%	2.96%	3.03%	3.07%

(a)  Represents loans modified pursuant to our borrower retention program, which are considered TDRs and are on non-accrual status. To the extent these loans remain current with their loan payments, we distinguish them from total non-performing assets because their modified interest rates are no less than those offered new borrowers at modification. These performing TDR loans will be removed from both non-accrual status and non-performing assets after six consecutive months of successful payment history; however, they will continue to be reported as TDRs. At April 30, 2008, approximately 89% of loans modified pursuant to our borrower retention program had made all payments due and $123 million had returned to accrual status.
(b)  The estimated fair value may exceed book value for certain asset strata and excluded loans sold or securitized prior to 1996 and loans sub-serviced without capitalized mortgage servicing rights for periods in 2007.
(c)  Excludes adjustments for non-accrual loans, amortization of net deferred costs to originate loans, premiums and discounts, prepayment and late fees and FHLB stock dividends.
(d)  Includes the yield on investment securities accounted for on a trade-date basis but for which interest income will not be recognized until settlement. Yields for securities available for sale are calculated using historical cost balances and are not adjusted for changes in fair value that are reflected as a separate component of stockholder's equity.
(e)  Includes the impact of interest rate swap contracts, with notional amounts of $430 million of receive-fixed, pay-3-month LIBOR variable interest, which contracts serve as a permitted hedge against a portion of our FHLB advances.

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